Exhibit 10.8

Cooperation Termination Agreement

Party A: Zhongyan Shangyue Technology Co., Ltd.

Unified Social Credit Identifier:

Legal Representative: Xue Yumei

Contact Address:

Party B: Shanghai Huomao Culture Development Co., Ltd.

Unified Social Credit Identifier:

Legal Representative: Xie Hongfang

Contact Address:

Designated Contact Person:

Contact Number:

Whereas Party A and Party B entered into the Cooperation Agreement between China Tobacco Shangyue and Shanghai Huomao Culture Development Co., Ltd. (hereinafter referred to as the “Original Agreement”); through amicable consultation, both Parties hereby unanimously agree to voluntarily terminate the Original Agreement and all cooperation relations, and execute this Termination Agreement for joint observance.

A. Grounds for Termination

Due to adjustments in business strategies, Party A and Party B unanimously agree to terminate the Original Agreement ahead of schedule, and voluntarily cease all rights and obligations arising out of the Original Agreement. Neither Party shall bear liability for breach of contract nor claim compensation against the other.

B. Effective Date of Termination

This Agreement shall take effect upon signature and seal by both Parties. The Original Agreement shall be formally terminated and cease to be performed as of the effective date of this Agreement.

C. Liquidation of Core Matters

Equity Reversion: Within 15 days after this Agreement takes effect, Party B shall transfer back the 51% equity previously assigned to Party A to the designated entity of Party B free of charge, and cooperate to complete industrial and commercial registration changes. All relevant expenses shall be borne by Party B.

Financial Settlement: Both Parties shall complete full financial liquidation within 7 days, settling all current accounts, expenses, profit distributions and other items. Party A shall withdraw its assigned financial staff, and all financial relations between the Parties shall terminate.

Return of Assets and Documents: Each Party shall return to the other all assets, documents, client materials, technical data and other items obtained through cooperation, and shall not retain any copies thereof.

Dissolution of the Decision-Making Committee: The Decision-Making Committee established under the Original Agreement shall be dissolved upon the effective date of this Agreement and shall no longer exercise any powers or functions.

Recovery of Operation Rights: Party B shall recover full operational rights of the Company, and Party A shall no longer interfere with the daily operation and management of Party B.

D. Confidentiality Obligations

Both Parties shall strictly abide by the confidentiality clauses under the Original Agreement, and permanently keep confidential all non-public information of the other Party obtained during the cooperation period, and shall not disclose such information to any third party.

E. Dispute Resolution

Any dispute arising out of this Agreement shall be resolved through consultation between the Parties. If consultation fails, a lawsuit shall be filed with the people’s court having jurisdiction at the location of Party A.

F. Miscellaneous Provisions

This Agreement is made out in two counterparts, with Party A and Party B each holding one counterpart, both of which shall have equal legal effect.

This Agreement constitutes the final termination document for the Original Agreement. Any matters not covered herein may be supplemented by a supplementary agreement executed separately by both Parties.

Party A (Seal):

Legal Representative / Authorized Representative (Signature): /s/ Company Stamp

Date of Execution: 4/16/2026

Party A (Seal):

Legal Representative / Authorized Representative (Signature): /s/ Company Stamp

Date of Execution: 4/16/2026